UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

STEEL EXCEL INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

691 S. Milpitas Blvd., Suite 208, Milpitas, California, 95035
(Address of principal executive offices including zip code)

 (408) 945-8600
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 20, 2011, the Board of Directors (the “Board”) of Steel Excel Inc. (the “Company”) approved the adoption by the Company of a Tax Benefits Preservation Plan (the “Plan”) and declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), payable to holders of record as of the close of business on January 4, 2012 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of one share of series B participating preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), at a purchase price equal to $233.00 per one one-thousandth of a share, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in the Plan, dated December 21, 2011, as the same may be amended from time to time, between the Company and Registrar and Transfer Company, as Rights Agent.

Purpose of the Plan

The Company has previously experienced substantial net operating losses, which it may “carry forward” in certain circumstances to offset current and future taxable income and thus reduce its federal income tax liability, subject to certain requirements and restrictions.  The purpose of the Plan is to help preserve the value of the Company’s deferred tax assets, such as its net operating losses (“Tax Benefits”), for U.S. federal income tax purposes.

These Tax Benefits can be valuable to the Company.  However, if the Company experiences an “ownership change,” as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, its ability to use the Tax Benefits could be substantially limited and delayed, which would significantly impair the value of the Tax Benefits.  Generally, the Company would experience an “ownership change” under Section 382 if one or more “5 percent shareholders” increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders over the preceding three-year period.  As a result, the Company has utilized a 5% “trigger” threshold in the Plan that is intended to act as a deterrent to any person or entity seeking to acquire 5% or more of the outstanding Common Stock without the prior approval of the Board.

Exercise

Prior to a Distribution Date (as defined below), the Rights are not exercisable.  After a Distribution Date, each Right is exercisable to purchase, for the Purchase Price, one one-thousandth of a share of Preferred Stock.

Distribution Date means the earlier of:

•   the 10th business day after public announcement that any person or group has become an Acquiring Person (as defined below); and

•   the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board.

Flip-In

If any person or group becomes a “5-percent shareholder” (an “Acquiring Person”) (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock of the Company equal to the quotient of (x) two times the Purchase Price divided by (y) the then current market price of the Company’s Common Stock; provided that (i) none of the Company and certain affiliates of the Company shall be an Acquiring Person, (ii) none of certain existing “5-percent shareholders” (including certain persons who are “5-percent shareholders” following specified exchange offers with the Company) shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-tenth of one percentage point, (iii) none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan, (iv) no person or group who or which the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”), (v) no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board in good faith determines that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith, and (vi) an acquisition by a person or group of at least a majority of the Company’s Common Stock made by that person or group as part of a “qualified offer” (as defined in the Plan) shall not result in any person or group becoming an Acquiring Person.

Exchange

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for one share of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of one share of Common Stock) per Right, subject to adjustment.

Redemption

The Board may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00001 per Right at any time prior to a Distribution Date.

Expiration

The Rights will expire on the earliest of (i) December 21, 2021, (ii) the time at which all Rights are redeemed or exchanged, (iii) the first day of a taxable year of the Company as to which the Board determines that no Tax Benefits may be carried forward, (iv) a date on which the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, provided that such date is prior to public disclosure that a person became an Acquiring Person, (v) the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits, (vi) the final adjournment of the Company’s 2012 annual meeting of stockholders if the approval of the Plan by a majority of the stockholders voting at such meeting has not been received before such time, and (vii) the close of business on the date that is the final adjournment of the third annual meeting of stockholders following the last annual meeting of stockholders at which the Plan was most recently approved by a majority of stockholders voting at such meeting, unless the Plan is re-approved by a majority of the stockholders at such third annual meeting of stockholders.

Amendments

At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Shareholder Rights

Rights holders, in their capacity as such, have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions

The Plan includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders

The information contained in Item 1.01 is incorporated by reference into this Item 3.03.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 21, 2011, in connection with the adoption of the Plan referenced in Item 1.01 above, the Company filed a Certificate of Designation of Series B Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.  See the description set out under Item 1.01 for a more complete description of the Rights and the Preferred Stock, which is incorporated herein by reference.  A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Events.

On December 21, 2011, the Company issued a press release announcing the declaration of the Rights and the adoption of the Plan.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series B Participating Preferred Stock, as filed with the Secretary of State of Delaware on December 21, 2011.

4.1
Tax Benefits Preservation Plan, dated as of December 21, 2011, between Steel Excel Inc. and Registrar and Transfer Company, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Summary of Terms as Exhibit B and Form of Right Certificate as Exhibit C.

99.1	Press Release dated December 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

	By:	/s/ John J. Quicke
		Name:	John J. Quicke
		Title:	Interim President and Chief Executive Officer
Dated: December 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series B Participating Preferred Stock, as filed with the Secretary of State of Delaware on December 21, 2011.

4.1
Tax Benefits Preservation Plan, dated as of December 21, 2011, between Steel Excel Inc. and Registrar and Transfer Company, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Summary of Terms as Exhibit B and Form of Right Certificate as Exhibit C.

99.1	Press Release dated December 21, 2011.